UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 26, 2007


                            FIRSTFED FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)



        Delaware                1-9566                      95-4087449
        --------                ------                      ----------
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)



     401 Wilshire Boulevard, Santa Monica, California,           90401-1490
     ------------------------------------------------            ----------
         (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (310) 319-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  Results of Operations and Financial Condition.

     On July 26, 2007, the registrant, FirstFed Financial Corp., issued a press release setting forth the Company's second quarter 2007 earnings. A copy of this press release is attached and incorporated herein as Exhibit 99.1.

ITEM 9.01  Financial Statements and Exhibits.

      (d)  Exhibits:

           Exhibit 99.1 - Press Release dated July 26, 2007, regarding results for the second quarter 2007.

                               S I G N A T U R E S

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            FIRSTFED FINANCIAL CORP.



Dated: July 26, 2007                    By:  /s/ Douglas J. Goddard
                                                 ------------------
                                                 Douglas J. Goddard
                                                 Chief Financial Officer

                                  Exhibit 99.1


             FIRSTFED REPORTS RESULTS FOR THE SECOND QUARTER OF 2007

     Santa Monica, California, July 26, 2007 -- FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced net income of $29.1 million or $1.74 per diluted share of common stock for the second quarter of 2007 compared to net income of $32.4 million or $1.92 per diluted share for the first quarter of 2007 and $32.5 million or $1.92 per diluted share of common stock for the second quarter of 2006. Net income decreased in the second quarter of 2007 compared to the first quarter of 2007 primarily due to lower net interest income and decreased gain on sale of loans.

     Net interest income decreased by $5.5 million during the second quarter of 2007 compared to the first quarter of 2007 and $4.2 million compared to the second quarter of 2006 due to decreases in average interest-earning assets. Due to loan payoffs, average interest-earning assets during the second quarter of 2007 decreased 10% compared to the first quarter of 2007 and 24% compared to the second quarter of 2006. The interest rate spread increased to 3.16% during the second quarter of 2007 from 3.01% during the first quarter of 2007 and 2.62% during the second quarter of 2006 due to upward rate adjustments on adjustable rate loans. Early payoff fees and late charges on loans decreased to $6.1 million for the second quarter of 2007 from $6.8 million for the first quarter of 2007 and $8.0 million during the second quarter of 2006.

     Net income for the first six months of 2007 was $61.5 million or $3.66 per diluted share of common stock compared to $63.5 million or $3.75 per diluted share of common stock for the first six months of 2006. The decrease in earnings is due to lower net interest income, higher occupancy costs and higher deposit insurance costs. Net interest income was $144.9 million during the first six months of 2007 compared to $148.7 million during the first six months of 2006. Average interest-earning assets decreased 20% during the first six months of 2007 compared to the first six months of 2006 while the interest rate spread increased to 3.08% from 2.63% during the same period.

     Gain on the sale of loans was $1.5 million and $4.4 million for the second quarter and first six months of 2007 compared to gains of $1.9 million and $2.1 million for the second quarter and first six months of 2006. The volume of loans sold totaled $155.1 million and $341.3 million during the second quarter and first six months of 2007 compared to $170.2 million and $185.3 million during the second quarter and first six months of 2006.

     Loan originations were $180.4 million and $439.9 million for the second quarter and first six months of 2007. This compares with originations of $598.5 million and $1.3 billion in the second quarter and first six months of 2006. Single family loans comprised 73% and 80% of loan originations during the second quarter and first six months of 2007 compared with 86% and 87% during the second quarter and first six months of 2006.

     Loan payoffs and principal reductions totaled $806.0 million and $1.6 billion during the second quarter and the first six months of 2007. This compares with $736.5 million and $1.4 billion during the second quarter and first six months of 2006. Due to continued loan payoffs and increased loan sales, the Company's total assets decreased to $7.7 billion at June 30, 2007 from $9.3 billion at December 31, 2006 and $10.3 billion at June 30, 2006.

     Negative amortization, included in the balance of loans receivable, totaled $267.5 million at June 30, 2007 compared to $215.8 million at December 31, 2006 and $136.4 million at June 30, 2006. Negative amortization represents unpaid interest earned by the Bank that is added to the principal balance of the loan. Negative amortization increased by $19.0 million and $51.7 million during the second quarter and first six months of 2007 compared to increases of $37.9 million and $73.7 million during the second quarter and first six months of 2006. Negative amortization has increased over the last two years primarily due to increases in short-term interest rates. Negative amortization as a percentage of all single family loans in the Bank's portfolio totaled 5.19% at the end of the second quarter of 2007 compared to 3.44% at December 31, 2006 and 1.89% at June 30, 2006.

     The portfolio of single family loans with a one-year fixed monthly payment totaled $3.6 billion at June 30, 2007 compared to $4.6 billion at December 31, 2006 and $4.9 billion at June 30, 2006. The portfolio of single family loans with three-to-five year fixed monthly payments totaled $1.3 billion at June 30, 2007 compared to $1.8 billion at December 31, 2006 and $2.3 billion at June 30, 2006.

     A $3.1 million loan loss provision was recorded during the second quarter of 2007, compared to a $3.8 million provision for the first quarter of 2007 and a $2.5 million provision for the second quarter of 2006. Net loan charge-offs totaled $1.1 million and $1.8 million during the second quarter and first six months of 2007 compared to $58 thousand and $83 thousand during the second quarter and first six months of 2006.

     Loan charge-offs and non-performing assets have increased over the last year due to increased loan delinquencies and weakness in single family home prices. The Bank's non-performing assets to total assets ratio increased to 0.85% at June 30, 2007 from 0.21% at December 31, 2006 and 0.07% at of June 30,
2006. Non-performing assets are primarily due to defaults on single-family loans and have been disproportionately located in those geographic areas where rapid development of housing has caused supply to outpace demand. Recently the Bank has experienced an increase in non-performing assets throughout the state of California. It is expected that non-performing assets will continue to increase until real estate prices stabilize.

     Real estate operations resulted in net losses of $472 thousand and $744 thousand for the second quarter and the first six months of 2007. For the second quarter and first six months of 2006, real estate operations resulted in net gains of $245 thousand and $137 thousand, respectively. Real estate operations during the second quarter of 2007 and first six months of 2007 included write-downs of $24 thousand and $109 thousand.

     Non-interest expense was $20.6 million and $41.2million during the second quarter and first six months of 2007 compared to $19.4 million and $39.3 million during the second quarter and first six months of 2006.The increase in operating expenses during 2007 compared to 2006 was primarily due to normal salary increases, higher deposit insurance costs, increased assessments by the Office of Thrift Supervision, and higher salary and occupancy costs associated with new branch openings. As a result of the increased expenses and a decrease in average total assets, the ratio of non-interest expense to average total assets increased to 1.02% and 0.97% during the second quarter and first six months of 2007 compared to 0.75% during both the second quarter and the first six months of 2006.

     The Bank's risk-based capital ratio was 21.88% at June 30, 2007 and its core and tangible capital ratios were 10.84%.

     The Company repurchased 623,654 shares of its common stock at an average price of $59.98 during the second quarter of 2007. During the first six months of 2007, shares repurchased totaled 767,954 at an average price of $60.57. As of July 26, 2007, shares eligible for repurchase under the Company's stock repurchase program totaled 710,425.

     First Federal Bank of California operates 33 retail banking offices in Southern California. In keeping with the Bank's retail branch expansion plan, one new retail branch was opened in March of 2007 and the Bank plans to open three additional branches during the remainder of 2007. The Bank operates 6 lending offices in Southern and Northern California.

     This news release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to various factors, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the general business environment, interest rate fluctuations that may affect operating margin, changes in laws and regulations affecting the Company's business, the California real estate market, and competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions. In addition, these forward-looking statements are subject to assumptions as to future business strategies and decisions that are subject to change. The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward-looking statements.

     Contact: Douglas Goddard, Executive Vice President
              (310) 319-6014

                          KEY FINANCIAL RESULTS FOLLOW

                            FIRSTFED FINANCIAL CORP.
                                 AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (Dollars in thousands, except share data)
                                   (Unaudited)

                                                                                           June 30,             December 31,
                                                                                             2007                   2006
                                                                                      ------------------     ------------------

ASSETS

Cash and cash equivalents                                                        $              89,896   $            151,090
Investment securities, available-for-sale (at fair value)                                      296,046                311,850
Mortgage-backed securities, available-for-sale (at fair value)                                  50,569                 57,197
Loans receivable, held-for-sale (fair value of $62,030 and $143,141)                            61,312                140,860
Loans receivable, net of general allowance for loan losses of
  $114,894 and $109,768                                                                      6,933,114              8,376,592
Accrued interest and dividends receivable                                                       46,083                 54,812
Real estate owned                                                                               11,774                  1,094
Office properties and equipment, net                                                            16,480                 16,569
Investment in Federal Home Loan Bank (FHLB) stock, at cost                                      84,431                118,979
Other assets                                                                                    79,581                 66,544
                                                                                      ------------------     ------------------
                                                                                 $           7,669,286   $          9,295,587
                                                                                      ==================     ==================

LIABILITIES

Deposits                                                                         $           4,848,040   $          5,889,881
FHLB advances                                                                                  945,000              1,490,000
Securities sold under agreements to repurchase                                                 900,900                978,448
Senior debentures                                                                              150,000                100,000
Accrued expenses and other liabilities                                                         101,012                132,543
                                                                                      ------------------     ------------------
                                                                                             6,944,952              8,590,872
                                                                                      ------------------     ------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $.01 per share;
  authorized 100,000,000 shares;
  issued 23,966,227 and 23,842,934 shares;
  outstanding 16,009,977 and 16,648,338 shares                                                     240                    238
Additional paid-in capital                                                                      54,313                 49,610
Retained earnings                                                                              833,992                772,537
Unreleased shares to employee stock ownership plan                                              (1,365)                (2,050)
Treasury stock, at cost 7,956,250 shares and 7,194,596                                        (160,291)              (113,776)
Accumulated other comprehensive loss, net of taxes                                              (2,555)                (1,844)
                                                                                      ------------------     ------------------
                                                                                               724,334                704,715
                                                                                      ------------------     ------------------
                                                                                 $           7,669,286   $          9,295,587
                                                                                      ==================     ==================

                            FIRSTFED FINANCIAL CORP.
                                 AND SUBSIDIARY
        CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE EARNINGS
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                            Three months ended June 30,               Six months ended June 30,
                                                       -------------------------------------    ------------------------------------
                                                             2007                 2006                2007                2006
                                                       ----------------     ----------------    ---------------     ----------------

Interest and dividend income:
     Interest on loans                                 $       148,512      $       170,914     $      311,833      $       333,502
     Interest on mortgage-backed securities                        681                  717              1,390                1,423
     Interest and dividends on investments                       5,543                6,934             11,930               13,440
                                                       ----------------     ----------------    ---------------     ----------------
        Total interest income                                  154,736              178,565            325,153              348,365
                                                       ----------------     ----------------    ---------------     ----------------
Interest expense:
     Interest on deposits                                       54,053               51,026            115,118               89,940
     Interest on borrowings                                     30,991               53,623             65,125              109,691
                                                       ----------------     ----------------    ---------------     ----------------
        Total interest expense                                  85,044              104,649            180,243              199,631
                                                       ----------------     ----------------    ---------------     ----------------

Net interest income                                             69,692               73,916            144,910              148,734
Provision for loan losses                                        3,100                2,500              6,900                6,400
                                                       ----------------     ----------------    ---------------     ----------------
Net interest income after provision for loan
     losses                                                     66,592               71,416            138,010              142,334
                                                       ----------------     ----------------    ---------------     ----------------

Other income:
     Loan servicing and other fees                                 854                  619              1,814                1,329
     Banking service fees                                        1,686                1,625              3,372                3,200
     Gain on sale of loans                                       1,482                1,938              4,438                2,083
     Real estate operations, net                                  (472)                 245               (744)                 137
     Other operating income                                        423                  195                759                  356
                                                       ----------------     ----------------    ---------------     ----------------
        Total other income                                       3,973                4,622              9,639                7,105
                                                       ----------------     ----------------    ---------------     ----------------

Non-interest expense:
     Salaries and employee benefits                             12,044               11,798             24,753               24,092
     Occupancy                                                   2,997                2,591              5,800                5,229
     Advertising                                                   208                  635                442                  799
     Amortization of core deposit intangible                       126                  498                625                  997
     Federal deposit insurance                                     924                  138              1,552                  282
     Legal                                                         522                  265                993                  733
     Other operating expense                                     3,750                3,491              7,067                7,200
                                                       ----------------     ----------------    ---------------     ----------------
        Total non-interest expense                              20,571               19,416             41,232               39,332
                                                       ----------------     ----------------    ---------------     ----------------

Income before income taxes                                      49,994               56,622            106,417              110,107
Income taxes                                                    20,923               24,113             44,962               46,645
                                                       ----------------     ----------------    ---------------     ----------------
Net income                                             $        29,071      $        32,509     $       61,455      $        63,462
                                                       ================     ================    ===============     ================

Net income                                             $        29,071      $        32,509     $       61,455      $        63,462
Other comprehensive loss, net of taxes                            (656)                (491)              (711)              (1,676)
                                                       ----------------     ----------------    ---------------     ----------------
Comprehensive income                                   $        28,415      $        32,018     $       60,744      $        61,786
                                                       ================     ================    ===============     ================

Earnings per share:
     Basic                                             $          1.77      $          1.96     $         3.72      $          3.83
                                                       ================     ================    ===============     ================
     Diluted                                           $          1.74      $          1.92     $         3.66      $          3.75
                                                       ================     ================    ===============     ================

Weighted average shares outstanding:
     Basic                                                  16,458,283           16,594,058         16,539,440           16,586,062
                                                       ================     ================    ===============     ================
     Diluted                                                16,671,906           16,904,414         16,774,898           16,902,458
                                                       ================     ================    ===============     ================

                            FIRSTFED FINANCIAL CORP.
                                 AND SUBSIDIARY
                              KEY FINANCIAL RESULTS
                                   (Unaudited)

                                                                                   Quarter ended June 30,
                                                                                 2007                   2006
                                                                          -----------------         --------------
                                                                        (Dollars in thousands, except per share data)
End of period:
     Total assets                                                      $          7,669,286      $      10,254,669
     Cash and securities                                               $            385,942      $         391,568
     Mortgage-backed securities                                        $             50,569      $          64,791
     Loans                                                             $          6,994,426      $       9,463,861
     Core deposit intangible asset                                     $                717      $           2,340
     Deposits                                                          $          4,848,040      $       5,517,702
     Borrowings                                                        $          1,995,900      $       4,009,000
     Stockholders' equity                                              $            724,334      $         635,848
     Book value per share                                              $              45.24      $           38.29
     Tangible book value per share                                     $              45.20      $           38.15
     Stock price (period-end)                                          $              56.73      $           57.67
     Total loan servicing portfolio                                    $          7,230,806      $       9,703,674
     Loans serviced for others                                         $             68,637      $          83,114
     % of adjustable mortgages                                                        96.84%                 96.68%

Other data:
     Employees (full-time equivalent)                                                   583                    605
     Branches                                                                            33                     32

Asset quality:
     Real estate owned (foreclosed)                                    $             11,774      $              --
     Non-accrual loans                                                 $             53,344      $           6,829
     Non-performing assets                                             $             65,118      $           6,829
     Non-performing assets to total assets                                             0.85%                  0.07%

     General valuation allowance (GVA)                                 $            114,894      $         103,875
     Allowance for impaired loans                                                        --                     --
                                                                          -----------------         --------------
     Allowance for loan losses                                         $            114,894      $         103,875
     Allowance for loan losses as a percentage
       of gross loans receivable                                                       1.62%                  1.09%
     Loans sold with recourse                                          $             47,038      $          55,555
     Modified loans (not impaired)                                     $                 --      $           1,932
     Impaired loans, net                                               $             15,486      $           7,213
     Allowance for impaired loans                                      $                 --      $              --

Capital ratios:
     Tangible capital ratio                                                           10.84%                  7.01%
     Core capital ratio                                                               10.84                   7.01
     Risk-based capital ratio                                                         21.88                  14.66
     Net worth to assets ratio                                                         9.44                   6.20


                            FIRSTFED FINANCIAL CORP.
                                 AND SUBSIDIARY

                        KEY FINANCIAL RESULTS (continued)
                                   (Unaudited)

                                                        Three months ended June 30,                Six months ended June 30,
                                                    -------------------------------------     ------------------------------------
                                                          2007                2006                  2007                2006
                                                    ----------------    -----------------     ----------------    ----------------
                                                                               (Dollars in thousands)

Selected ratios:
   Expense ratios:
       Efficiency ratio                                        27.93%               24.72%               26.68%              25.24%
       Expense to average assets ratio                          1.02                 0.75                 0.97                0.75
   Return on average assets                                     1.44                 1.25                 1.45                1.25
   Return on average equity                                    15.98                20.99                17.07               21.55

Yields earned and rates paid:

   Average yield on loans                                       8.02%                7.07%                7.99%               6.87%
   Average yield on loans
   Average yield on investment portfolio                        5.40                 4.94                 5.46                4.94
   Average yield on all interest-earning assets                 7.87                 6.94                 7.84                6.75
   Average rate paid on deposits                                4.40                 3.88                 4.46                3.65
   Average rate paid on borrowings                              5.38                 4.85                 5.39                4.60
   Average rate paid on all interest-bearing
     liabilities                                                4.71                 4.32                 4.76                4.12
   Interest rate spread                                         3.16                 2.62                 3.08                2.63
   Effective net spread                                         3.55                 2.87                 3.49                2.88

Average balances:
   Average loans                                    $      7,402,560    $       9,665,235     $      7,806,242    $      9,714,149
   Average investments                                       460,789              619,306              487,832             602,103
                                                    ----------------    -----------------     ----------------    ----------------
     Average interest-earning assets                       7,863,349           10,284,541            8,294,074          10,316,252
                                                    ----------------    -----------------     ----------------    ----------------
   Average deposits                                        4,931,418            5,277,929            5,201,614           4,967,767
   Average borrowings                                      2,309,362            4,437,397            2,436,988           4,807,607
                                                    ----------------    -----------------     ----------------    ----------------
   Average interest-bearing liabilities                    7,240,779            9,715,326            7,638,602           9,775,374
                                                    ----------------    -----------------     ----------------    ----------------
   Excess of interest-earning assets over
     interest-bearing liabilities                   $        622,570    $         569,215     $        655,472    $        540,878
                                                    ================    =================     ================    ================

Loan originations and purchases                     $        180,376    $         598,461     $        439,885    $      1,324,227
